SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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drugstore.com, inc.

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Notes:

April 19, 2002

Dear Stockholder:

You are cordially invited to attend the 2002 Annual Meeting of Stockholders (the “Annual Meeting”) of drugstore.com, inc., a Delaware corporation, to be held on Wednesday, June 12, 2002, at 9:00 a.m., Pacific Time, at the Bellevue Club, Olympic Suite A, 11200 SE 6th Street, Bellevue, Washington 98004.

At the Annual Meeting, you will be asked to (i) elect eight directors to our Board of Directors and (ii) ratify the appointment of Ernst & Young LLP as our independent auditors for the 2002 fiscal year. The accompanying Notice of Annual Meeting and Proxy Statement presents the details of these proposals.

Our Board of Directors unanimously recommends that you vote FOR these two proposals.

Your participation and vote is important. The election of our directors will not be effected without the affirmative vote of a plurality of the outstanding common stock present, in person or by proxy, and voting at the Annual Meeting. The adoption of the proposal to ratify the appointment of Ernst & Young LLP as our independent auditors will not be effected without the affirmative vote of at least a majority of the outstanding common stock present, in person or by proxy, and voting at the Annual Meeting.

For further information regarding the matters to be voted on at the Annual Meeting, I urge you to carefully read the accompanying Proxy Statement dated April 19, 2002. If you have questions about these proposals or would like additional copies of the Proxy Statement, you should contact Robert A. Barton, Vice President of Finance and Chief Financial Officer of drugstore.com, inc., 13920 Southeast Eastgate Way, Suite 300, Bellevue, Washington 98005; telephone: (425) 372-3200. Even if you plan to attend the Annual Meeting in person, please complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-prepaid envelope. This will not limit your right to attend or vote at the Annual Meeting.

Sin	cerely,

Pet	er M. Neupert
Chairman of the Board

The accompanying Proxy Statement is dated April 19, 2002, and is first being mailed to stockholders on or about May 1, 2002.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 12, 2002

To the Stockholders of
drugstore.com, inc.:

NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders (the “Annual Meeting”) of drugstore.com, inc., a Delaware corporation, will be held on Wednesday, June 12, 2002, at 9:00 a.m., Pacific Time, at the Bellevue Club, Olympic Suite A, 11200 SE 6th Street, Bellevue, Washington 98004. The Annual Meeting will be held for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect eight directors to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent auditors for the 2002 fiscal year; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 17, 2002, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person, even though the stockholder has previously returned a proxy card.

By	Order of the Board of Directors

Ale	sia L. Pinney
Vice	President, General Counsel
and	Secretary

Bellevue, Washington
April 19, 2002

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy card as promptly as possible and return it in the enclosed envelope.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To be held on Wednesday, June 12, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement is being furnished by and on behalf of the Board of Directors of drugstore.com, inc., a Delaware corporation (“drugstore.com” or the “Company”), to holders of our common stock, par value $0.0001 per share, in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, June 12, 2002, at 9:00 a.m., Pacific Time, at the Bellevue Club, Olympic Suite A, 11200 SE 6th Street, Bellevue, Washington 98004, and at any adjournment or postponement thereof. The purposes of the Annual Meeting are set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders.

Our complete mailing address is drugstore.com, inc., 13920 Southeast Eastgate Way, Suite 300, Bellevue, Washington 98005, and our telephone number is (425) 372-3200.

This Proxy Statement and the accompanying form of proxy are first being mailed to our stockholders on or about May 1, 2002.

Stockholders Entitled to Vote; Vote Required

Our Board of Directors has fixed the close of business on April 17, 2002, as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). Accordingly, only holders of record on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were outstanding and entitled to vote 67,461,550 shares of our common stock, constituting all of our voting stock. As of the Record Date, there were 753 holders of record of our common stock. Each holder of record of our common stock on the Record Date is entitled to one vote per share, which may be cast either in person or by properly executed proxy, at the Annual Meeting. A plurality of the shares present in person or represented by proxy at the meeting and actually cast will elect the directors. Holders of common stock are not allowed to cumulate their votes in the election of directors. All other matters submitted to a vote of stockholders require the affirmative vote of a majority of the outstanding shares present at the meeting and entitled to vote for approval. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting for 10 days prior to the Annual Meeting during ordinary business hours at our headquarters located at 13920 Southeast Eastgate Way, Suite 300, Bellevue, Washington 98005. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

Shares of our common stock represented in person or by proxy will be counted for the purpose of determining whether a quorum is present at the Annual Meeting. Shares that abstain from voting and shares held in a street name by a broker nominee who indicates on a proxy that it does not have discretionary authority to vote as to a particular matter (“Broker Non-Votes”) will be treated as shares that are present and entitled to vote at the Annual Meeting for purposes of determining whether a quorum exists. In the election of directors, an abstention or Broker Non-Vote will have no effect on the outcome. For all other matters to be voted on, abstentions will be treated as votes AGAINST a particular matter, and Broker Non-Votes will not be considered as shares entitled to vote on a particular matter and, accordingly, will have no effect on the outcome of the vote with respect to a particular matter.

Proxies

This Proxy Statement is being furnished to you in connection with the solicitation of proxies by, and on behalf of, our Board of Directors for use at the Annual Meeting and is accompanied by a form of proxy.

All shares of our common stock that are entitled to vote and are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated (other than in the case of Broker Non-Votes), such proxies will be voted as recommended by our Board of Directors.

If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn such Annual Meeting to another time and/or place (including, without limitation, for the purposes of soliciting additional proxies), the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their judgment.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with our Secretary, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a letter and delivering it to us before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of the proxy). Any written notice of revocation or subsequent proxy should be sent to drugstore.com, inc., 13920 Southeast Eastgate Way, Suite 300, Bellevue, Washington 98005, Attention: Secretary, or hand delivered to our Secretary at or before the taking of the vote at the Annual Meeting.

We will pay the cost of soliciting proxies. In addition to solicitation by use of the mails, proxies may be solicited from our stockholders by our directors, officers and employees in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. Arrangements will be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries and for reimbursement of their reasonable expenses incurred in connection therewith.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

In accordance with the Company’s Amended and Restated Bylaws dated April 27, 2001 (the “Amended and Restated Bylaws”), the number of directors constituting the Board of Directors is fixed at nine. At present, our Board of Directors consists of eight directors and one vacancy. Under the terms of the Fifth Amended and Restated Voting Agreement dated December 23, 1999, among drugstore.com, Rite Aid Corporation (“Rite Aid”) and the other parties thereto (the “Fifth Amended and Restated Voting Agreement”), Rite Aid has the right to nominate one individual to our Board of Directors. Mary Sammons, Rite Aid’s President and Chief Operating Officer, served as a member of our Board of Directors from January 2000 until she resigned effective August 30, 2001. Rite Aid has currently waived, but may in the future exercise, its right to nominate an individual to replace Ms. Sammons on our Board of Directors. Each director is elected for a period of one year at our annual meeting of stockholders and serves until the next annual meeting or until his or her successor is duly elected and qualified. The Board of Directors appoints executive officers on an annual basis. Each executive officer serves until his or her successor has been duly appointed and qualified. There are no family relationships among any of our directors, officers and key employees.

Each member of our Board of Directors is eligible for re-election at the Annual Meeting for an additional one-year term. The persons named as proxies in the enclosed form of proxy intend to vote your proxy for the re-election of our directors, unless otherwise directed. If, contrary to our expectations, a nominee should become unavailable for any reason, votes may be cast pursuant to the accompanying form of proxy for a substitute nominee designated by the Board of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named, which in this case is eight persons.

Nominees

The eight nominees to serve on our Board of Directors are as follows:

Peter M. Neupert, 46, has served as a director of drugstore.com since July 1998 and as Chairman of the Board of Directors since July 1999. Mr. Neupert also served as President and Chief Executive Officer of drugstore.com from July 1998 to April 2001. From March 1987 to July 1998, he worked for Microsoft Corporation in several positions, including Vice President of News and Publishing for Microsoft’s interactive media group. Mr. Neupert is also a director of Avenue A, Inc. Mr. Neupert holds an M.B.A. from the Amos Tuck School of Business at Dartmouth College and a B.A. from Colorado College.

Kal Raman, 33, has served as a director and as President and Chief Executive Officer of drugstore.com since April 2001. Mr. Raman joined drugstore.com in August 1998 and has served as Vice President, Technology and Chief Information Officer from August 1998 to March 1999, as Vice President, Technology and Operations and Chief Information Officer from March 1999 to May 1999, as Senior Vice President, Operations and Technology and Chief Operating Officer from May 1999 to November 1999 and as Senior Vice President and Chief Operating Officer from November 1999 to April 2001. Prior to joining drugstore.com, Mr. Raman served as Chief Information Officer and Vice President of NationsRent West, Inc. from March 1998 to August 1998. From February 1997 to March 1998, Mr. Raman served as Senior Director of Information Systems of Blockbuster Inc. Mr. Raman served as Director of the International Division of Wal-Mart Stores Inc. from May 1992 to February 1997. Mr. Raman received a Bachelor Degree of Engineering from the College of Engineering of Anna University in Guindy, India.

Jeffrey P. Bezos, 38, has served as a director of drugstore.com since August 1998. Mr. Bezos has served as Chairman of the Board of Directors of Amazon.com, Inc. (“Amazon.com”) since founding it in 1994, as President from 1994 to June 1999 and again since October 2000 and as Chief Executive Officer since May 1996. Mr. Bezos also served as Treasurer and Secretary of Amazon.com from May 1996 to March 1997. From December 1990 to June 1994, Mr. Bezos was employed by D.E. Shaw & Co., a Wall Street investment firm, becoming Senior Vice President in 1992. From April 1988 to December 1990, Mr. Bezos was employed by Bankers Trust Company, becoming Vice President in February 1990. Mr. Bezos received his B.S. in Electrical Engineering and Computer Science from Princeton University.

Brook H. Byers, 56, has served as a director of drugstore.com since May 1998. Mr. Byers has been a partner of Kleiner Perkins Caufield & Byers, a private venture capital firm, since 1977 and has been a technology venture capital investor since 1972. He has served on the boards of directors of over twenty companies, and he is currently a director of Argonaut Technologies, Inc. and of several private companies. He also served as the founding President and Chairman of Idec Pharmaceuticals Corporation, Ligand Pharmaceuticals Inc., Athena Neurosciences, Inc. and InSite Vision Inc. Mr. Byers serves on the Board of Directors of the California Healthcare Institute and of the Foundation of the University of California at San Francisco Medical Center. Mr. Byers received a degree in Electrical Engineering from Georgia Institute of Technology and an M.B.A. from the Stanford Graduate School of Business.

L. John Doerr, 50, has served as a director of drugstore.com since November 1998. Mr. Doerr has been a general partner of Kleiner Perkins Caufield & Byers, a private venture capital firm, since September 1980. In 1974, he joined Intel Corporation and held various engineering, marketing and management positions. Mr. Doerr is also a director of Amazon.com, Handspring, Inc., WebMD Corporation, Intuit Inc., Homestore.com, Inc., and Sun Microsystems, Inc., as well as several private companies. Mr. Doerr received his M.E.E. and B.S.E.E. from Rice University and his M.B.A. from Harvard University Graduate School of Business.

Melinda French Gates, 37, has served as a director of drugstore.com since August 1999. Mrs. Gates worked at Microsoft Corporation from 1987 to May 1996 in a variety of positions, including serving as both product manager and general manager for the development of several multi-media products and other software programs. Since leaving Microsoft in 1996, Mrs. Gates has focused on philanthropic work in the areas of global health and learning. She is a founder of the Bill and Melinda Gates Foundation. She is also a co-chair of the Governor of Washington’s Washington State Early Learning Commission and is on the Advisory Board of Third Age Media. Mrs. Gates holds a B.A. from Duke University and an M.B.A. from The Fuqua School of Business at Duke University, and she is a member of the Duke University Board of Trustees.

Dan Levitan, 44, has served as a director of drugstore.com since March 2002. Mr. Levitan, along with Howard D. Schultz, co-founded Maveron LLC, a company providing advisory services to consumer-based businesses, and has served as Managing Partner at Maveron since its founding in January 1998. Mr. Levitan is also a general partner of Maveron LLC’s affiliated venture capital funds, Maveron Equity Partners, L.P. and Maveron Equity Partners 2000, L.P. From August 1983 until March 1997, Mr. Levitan was managing director at Schroder & Co. (formerly Wertheim & Co. and Wertheim Schroder & Co.), a leading investment banking firm in New York. Mr. Levitan serves on the boards of directors of several private companies. Mr. Levitan holds a B.A. from Duke University and an M.B.A. from Harvard Business School.

William D. Savoy, 37, has served as a director of drugstore.com since July 1999. Mr. Savoy is President of Vulcan Inc. (formerly Vulcan Northwest Inc.), managing the personal finances of Paul G. Allen, and President of Vulcan Ventures Inc. (“Vulcan Ventures”), an investment entity wholly owned by Paul G. Allen. From 1987 until November 1990, Mr. Savoy was employed by Layered, Inc. and became its President in 1988. Mr. Savoy serves on the Advisory Board of DreamWorks SKG and also serves as a director of Charter Communications, Inc., InfoSpace, Inc., INVESTools, Inc., Peregrine Systems, Inc., RCN Corporation and USA Networks, Inc. Mr. Savoy holds a B.S. in Computer Science, Accounting and Finance from Atlantic Union College.

Meetings And Committees of the Board of Directors

Our Board of Directors held seven meetings during fiscal year 2001 and took action by unanimous written consent on one other occasion. Our Board of Directors has an Audit Committee, a Compensation Committee, a Stock Option Committee and an ESPP Committee.

During fiscal year 2001, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board of Directors on which he or she served (held during the period that he or she served), except for Howard D. Schultz, who served as a director and as a member of the Compensation Committee throughout fiscal year 2001 and until his resignation on March 7, 2002, Mary Sammons, who served as a director until her resignation on August 30, 2001, and Mr. Bezos.

Compensation Committee.    The Compensation Committee, currently composed of Mrs. Gates, Mr. Doerr and Mr. Levitan, who replaced former director Howard D. Schultz as a member of the Compensation Committee effective March 7, 2002, reviews and makes recommendations to the Board of Directors regarding all forms of compensation and benefits provided to our officers. In addition, the Compensation Committee establishes and reviews general policies relating to the compensation and benefits of all of our employees. All members of the Compensation Committee meet the definition of “non-employee directors” for the purposes of SEC Rule 16b-3. The Compensation Committee met once during fiscal year 2001 and took action by unanimous written consent on one other occasion.

Audit Committee.    The Audit Committee, currently composed of Messrs. Byers, Savoy and Doerr, all of whom are “independent” as defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards, reviews and monitors our internal accounting procedures, corporate financial reporting, external and internal audits, the results and scope of the annual audit and other services provided by our independent auditors and our compliance with legal matters that have a significant impact on our financial reports. The Audit Committee also recommends to our Board of Directors the independent public accountants to be selected to conduct the annual audit of our accounts. The Board of Directors originally adopted a written charter for the Audit Committee in April 1999 and subsequently amended and restated the charter in March 2002. A copy of the charter of the Audit Committee, as amended and restated, is attached as Appendix A to this Proxy Statement. The Audit Committee met four times during fiscal year 2001.

Stock Option Committee.    The Stock Option Committee, currently composed of Mr. Raman, who replaced Mr. Neupert as the sole member of the Stock Option Committee effective December 13, 2001, has authority to grant stock options to optionees who are not executive officers or directors of drugstore.com.

ESPP Committee.    The ESPP Committee has authority to administer our 1999 Employee Stock Purchase Plan. Mr. Neupert is the sole member of the ESPP Committee.

Director Compensation

Although we currently do not provide any cash compensation to our directors for their service as members of the Board of Directors, we may reimburse the directors for certain expenses incurred by them in connection with attendance at Board of Directors and committee meetings. Under our 1998 Stock Plan, as amended (the “1998 Stock Plan”), non-employee directors are eligible to receive stock option grants at the discretion of the Board of Directors or any other administrator of the 1998 Stock Plan. In March 2002, Mrs. Gates was granted an option under the terms of the 1998 Stock Plan to purchase 25,000 shares at $1.93 per share.

Compensation Committee Interlocks and Insider Participation

The Board of Directors established its Compensation Committee in May 1999. Prior to establishing the Compensation Committee, the Board of Directors as a whole performed the functions delegated to the Compensation Committee. No interlocking relationship, as defined by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), exists between our Board of Directors or our Compensation Committee and the Board of Directors or Compensation Committee of any other company, and no interlocking relationship existed in the past.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to drugstore.com’s audited financial statements for the fiscal year ended December 30, 2001, which include the consolidated balance sheets of drugstore.com as of December 30, 2001, and December 31, 2000, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years ended December 30, 2001, December 31, 2000, and January 2, 2000, and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (the “SEC”), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

Review with Management

The Audit Committee has reviewed and discussed drugstore.com’s audited financial statements with management.

Review and Discussions with Independent Auditors

The Audit Committee has discussed with Ernst & Young LLP, drugstore.com’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as currently in effect. The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No.1, “Independence discussions with Audit Committees,” as currently in effect, and has discussed with Ernst & Young LLP their independence from the Company.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting, are not employed by drugstore.com for accounting, financial management or internal control purposes, and are not experts in the fields of accounting or auditing, including with respect to auditor independence. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles and procedures, or internal controls and procedures, designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of drugstore.com’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States, that the financial statements are presented in accordance with accounting principles generally accepted in the United States or that drugstore.com’s auditors are in fact “independent.”

Conclusion

Based on the review and discussion referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the charter of the Audit Committee, the Audit Committee recommended to drugstore.com’s Board of Directors that drugstore.com’s audited financial statements be included in drugstore.com’s Annual Report on Form 10-K for the fiscal year ended December 30, 2001, to be filed with the SEC.

Submitted by the Audit Committee of
The Board of Directors

Brook H. Byers
William D. Savoy
L. John Doerr

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding the beneficial ownership of our common stock as of April 10, 2002, by:

•	each stockholder known by us to own beneficially more than 5% of our common stock;

•	each director and director nominee;

•	the Chief Executive Officer and the four other highest paid executive officers; and

•	all directors and executive officers as a group.

As of April 10, 2002, we had 67,455,950 shares of common stock outstanding and 754 stockholders of record. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after April 10, 2002, are deemed outstanding; however, such shares are not deemed outstanding for purposes of computing the ownership percentage of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. The address for individuals that beneficially own 5% or more of our common stock is the same as the address of the entity affiliated with such individual indicated in the applicable footnote.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage of Common Stock Beneficially Owned (1)
Amazon.com, Inc. (2)	15,463,339	22.1%
1516 2nd Avenue
Seattle, WA 98101

Rite Aid Corporation (3)	7,934,746	11.8
30 Hunter Lane
Camp Hill, PA 17011

Kleiner Perkins Caufield & Byers (4)	10,068,745	14.9
2750 Sand Hill Road
Menlo Park, CA 94025

Peter M. Neupert (5)(6)	3,310,054	4.8

Kal Raman (5)(7)	1,242,324	1.8

Jeffrey P. Bezos (8)	15,463,339	22.1

Brook H. Byers (9)	10,068,978	14.9

L. John Doerr (10)	11,081,983	16.4

Melinda French Gates (5)(11)	25,000	*

Dan Levitan (5)(12)	1,592,246	2.4

William D. Savoy (5)(13)	2,819,646	4.2

Robert E. Barton (5)(14)	336,767	*

Christopher G. Hauser (5)(15)	361,722	*

Alesia L. Pinney (5)(16)	251,028	*

Sean P. Nolan (5)(17)	68,598	*

All directors and executive officers as a group (12 persons) (18)	36,552,940	49.7

*	Less than 1%
(1)	Percentage ownership is calculated based upon 67,455,950 shares of drugstore.com common stock outstanding on April 10, 2002.
(2)
Represents 12,963,339 shares held by Amazon.com NV Investment Holdings, Inc., a wholly owned subsidiary of Amazon.com. Also includes 2,500,000 shares of common stock subject to a warrant issued to Amazon.com exercisable within 60 days of April 10, 2002.

(3)	Consists of shares held by Rite Investments Corp., a wholly owned subsidiary of Rite Aid.
(4)
Consists of 9,185,203 shares held by Kleiner Perkins Caufield & Byers VIII, L.P. (“KPCB VIII”), 532,004 shares held by KPCB VIII Founders Fund, L.P. (“KPCB VIII FF”) and 351,538 shares held by KPCB Life Sciences Zaibatsu Fund II, L.P. (“KPCB ZF II”). KPCB VIII and KPCB VIII FF are wholly controlled by KPCB VIII Associates, L.P. (“KPCB VIII Associates”). KPCB ZF II is wholly controlled by KPCB VII Associates, L.P. (“KPCB VII Associates”).

(5)
The address of all directors, director nominees and officers of drugstore.com who do not beneficially own 5% or more of our common stock is 13290 Southeast Eastgate Way, Suite 300, Bellevue, Washington 98005.

(6)
Mr. Neupert resigned as President and Chief Executive Officer of drugstore.com effective as of April 26, 2001. Represents 1,260,000 shares owned directly by Mr. Neupert, of which 78,750 shares are subject to a right of repurchase by drugstore.com as of April 10, 2002, at cost, in the event Mr. Neupert ceases to be employed by drugstore.com, and 588,146 shares held jointly by Mr. Neupert and Sheryl Neupert. Also includes 1,461,908 shares subject to options exercisable within 60 days of April 10, 2002.

(7)
Mr. Raman was appointed President and Chief Executive Officer of drugstore.com effective as of April 26, 2001. Includes 1,204,487 shares subject to options exercisable within 60 days of April 10, 2002.

(8)
Reflects the 15,463,339 shares beneficially owned, or subject to a warrant held, by Amazon.com or its subsidiary. Mr. Bezos is a director of drugstore.com and is the Chairman of the Board, President and Chief Executive Officer of Amazon.com. Mr. Bezos disclaims beneficial ownership of these shares.

(9)
Reflects the 10,068,745 shares beneficially owned by Kleiner Perkins Caufield & Byers. Mr. Byers is a general partner of KPCB VII Associates and KPCB VIII Associates and, as such, could be deemed to be the beneficial owner of these shares. Mr. Byers disclaims beneficial ownership of shares held by KPCB VIII, KPCB VIII FF and KPCB ZF II, except to the extent of his pecuniary interest in those shares. Also includes 233 shares owned directly by Mr. Byers.

(10)
Reflects the 10,068,745 shares beneficially owned by Kleiner Perkins Caufield & Byers. Mr. Doerr is a general partner of KPCB VII Associates and KPCB VIII Associates and, as such, could be deemed to be the beneficial owner of these shares. Mr. Doerr disclaims beneficial ownership of shares held by KPCB VIII, KPCB VIII FF and KPCB ZF II, except to the extent of his pecuniary interest in those shares. Also includes 1,013,238 shares of common stock owned directly by Mr. Doerr.

(11)	Consists of 25,000 shares subject to options exercisable within 60 days of April 10, 2002.
(12)
Mr. Levitan was appointed as a director of drugstore.com effective as of March 7, 2002. Reflects 1,592,246 shares beneficially owned by Maveron Equity Partners, L.P. (“Maveron”). Mr. Levitan is one of two members of a limited liability company that serves as a general partner of Maveron and, as such, may be deemed to be a beneficial owner of these shares. Mr. Levitan disclaims beneficial ownership of shares held by Maveron, except to the extent of his pecuniary interest in those shares.

(13)
Includes 2,809,649 shares owned by Vulcan Ventures. Mr. Savoy is the President of Vulcan Ventures, a venture capital firm wholly owned by Paul G. Allen. Mr. Savoy disclaims beneficial ownership of shares held by Vulcan Ventures.

(14)	Includes 335,320 shares subject to options exercisable within 60 days of April 10, 2002.
(15)	Includes 358,644 shares subject to options exercisable within 60 days of April 10, 2002.
(16)
Includes an aggregate of 600 shares held by Ms. Pinney as custodian for her daughter and for her niece and nephew. Also includes 249,981 shares subject to options exercisable within 60 days of April 10, 2002.

(17)	Sean P. Nolan resigned as an officer of drugstore.com effective December 28, 2001.
(18)	Includes 6,135,340 shares subject to warrants and options held by the directors and officers exercisable within 60 days of April 10, 2002.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Composition of the Committee

Throughout fiscal year 2001 and up to March 7, 2002, the members of the Compensation Committee were Messrs. Doerr and Schultz and Mrs. Gates. The current members of the Compensation Committee are Mr. Doerr, Mrs. Gates and Mr. Levitan, who was appointed as a member of the Compensation Committee effective upon Mr. Schultz’s resignation as a director on March 7, 2002. All members of the Compensation Committee are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and are “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act.

Compensation Philosophy

We offer compensation packages designed to attract and retain outstanding employees, to encourage and reward the achievement of corporate goals and to align employee financial interests with long-term stockholder value. Our compensation policy is to offer a package that includes a competitive salary, an incentive bonus based upon attainment of individual and company performance goals and competitive benefits. We also encourage broad-based employee ownership of drugstore.com common stock through employee stock purchase and stock option programs in which most employees are eligible to participate.

Our compensation policy for executive officers is similar to that for other employees and is designed to promote continued performance and attainment of corporate and personal goals. Executive officers receive total compensation packages in line with their responsibilities and expertise.

Cash-Based Compensation

The salaries of the executive officers, other than the Chief Executive Officer, are determined annually by the Compensation Committee with reference to several surveys of salaries paid to executives with similar responsibilities at comparable companies in the high technology industry. Each executive officer, other than the Chief Executive Officer, is eligible to receive a cash bonus at the discretion of the Compensation Committee based upon individually established performance goals.

Stock-Based Compensation

We seek to align the long-term interests of our executive officers (and other employees) with those of our stockholders. As a result, each executive officer receives a significant stock option grant when he or she joins the Company or is promoted to executive officer. Stock-based compensation is determined annually by the Compensation Committee with reference to several surveys of equity compensation awarded to executives with similar responsibilities at comparable companies in the high technology industry. Grant sizes are determined based on various subjective factors primarily relating to the responsibilities of the individual officers, their anticipated contributions to our success and prior option grants. We intend to grant additional stock options to executive officers from time-to-time based on performance and potential. The Compensation Committee establishes goals as an incentive for superior individual, group, and corporate performance.

Ongoing Review

The Compensation Committee will evaluate our compensation policies on an ongoing basis to determine whether they enable us to attract, retain and motivate key personnel. To meet these objectives, we may from time to time increase salaries, award additional stock options or provide other short- and long-term incentive compensation to executive officers.

Compliance With Section 162(m) of the Internal Revenue Code

We are subject to Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deductibility of certain compensation payments to our executive officers in excess of $1 million. Section 162(m) also provides for certain exemptions to the limitations on deductibility, including compensation that is “performance based” within the meaning of Section 162(m). Based on fiscal year 2001 compensation levels, no limits on the deductibility of compensation applied to any officer of drugstore.com.

Submitted by the Compensation Committee of
The Board of Directors

L. John Doerr
Melinda French Gates
Howard D. Schultz

BOARD OF DIRECTORS’ REPORT ON COMPENSATION OF
THE CHIEF EXECUTIVE OFFICER

The entire Board of Directors (other than the Chief Executive Officer) annually reviews and approves the compensation of the Chief Executive Officer. In making its decisions, the Board of Directors uses the same policies and goals that are used by the Compensation Committee in determining compensation for other executive officers. From July 1998 through April 26, 2001, Mr. Neupert served as the Chief Executive Officer of drugstore.com. Mr. Neupert resigned as President and Chief Executive Officer effective April 26, 2001, but remains as an employee of drugstore.com. The terms of Mr. Neupert’s compensation as Chief Executive Officer are set forth in his offer letter dated June 29, 1998. For the period beginning January 1, 2001, and ending April 26, 2001, Mr. Neupert received an annual base salary of $250,000 as Chief Executive Officer. During the remainder of fiscal year 2001, Mr. Neupert received an annual base salary of $125,000 and a bonus of $125,000. The Board of Directors believes that Mr. Neupert was paid a reasonable salary as Chief Executive Officer. Mr. Raman was appointed President and Chief Executive Officer effective April 26, 2001. The terms of Mr. Raman’s compensation as Chief Executive Officer are set forth in his offer letter dated May 21, 2001. For the period beginning April 26, 2001, and ending December 30, 2001, as Chief Executive Officer, Mr. Raman received an annual base salary of $350,000, a stock option to purchase one million shares of the common stock of drugstore.com at $1.53 per share, a $75,000 signing bonus, a $350,000 bonus that was earned in 2001 but paid in February 2002 and a $25,000 bonus that was earned in 2001 but which will be paid on April 26, 2002. Prior to his appointment as Chief Executive Officer, for the period beginning January 1, 2001, and ending April 25, 2001, Mr. Raman received an annual base salary ranging from $225,000 to $245,000 and a stock option to purchase 250,000 shares of drugstore.com at $1.375 per share. In addition, during fiscal year 2001, Mr. Raman received additional bonuses totaling $127,500, of which $15,000 was earned during fiscal year 2000. The Board of Directors believes that Mr. Raman was paid a reasonable salary and that his bonuses were based on the same corporate financial goals as those set for our other executive officers.

Jeffrey P. Bezos
Brook H. Byers
L. John Doerr
Melinda French Gates
William D. Savoy
Howard D. Schultz

PERFORMANCE GRAPH

The following graph provides a comparison of the cumulative total stockholder return on our common stock from the Initial Public Offering (“IPO”) price to the Nasdaq Stock Market closing price per share on December 28, 2001, with the cumulative total return on the Nasdaq Stock Market (U.S.) Index and the Morgan Stanley High Technology Index. Total return values were calculated based on cumulative total return assuming (i) the investment of $100 in our common stock and in each index on July 27, 1999, the date of our pricing of our IPO at the initial offering price of $18.00 per share, and (ii) reinvestment of dividends. No dividends have been declared or paid on our common stock. The price per share of our common stock at the close of trading on July 28, 1999, which was the first day of trading of our common stock, was $50.25 per share. Historical stock price performance is not necessarily indicative of future stock performance.

Comparison of 29-month Cumulative Total Return* Among drugstore.com, inc., the Nasdaq Stock Market (U.S.) Index and the Morgan Stanley High Technology Index

Date	drugstore.com, inc.	Nasdaq Stock Market (U.S.)	Morgan Stanley High Technology Index
7/27/99	$100	$100	$100
12/28/01	$11	$74	$90

*	$100 invested on 7/27/99 in stock or index including reinvestment of dividends.

EXECUTIVE COMPENSATION

The following table sets forth the compensation received for services rendered to drugstore.com for fiscal years 1999, 2000 and 2001 by our Chief Executive Officer, our former Chief Executive Officer and the four other individuals who were the most highly compensated executive officers in fiscal year 2001, including one former officer who resigned prior to the end of fiscal year 2001 but who would have been one of the four most highly compensated executives had he been employed as such at the end of fiscal year 2001, of those earning more than $100,000 in salary and bonus.

Summary Compensation Table

						Long-Term Compensation Awards
	Annual Compensation					Securities Underlying Options		All Other Compensation (1)
Name and Principal Position	Year	Salary		Bonus
Kal Raman (2)	2001	$312,923	(3)	$562,500	(4)	1,250,000	(5)	$187
President and Chief Executive Officer	2000	221,154		35,644	(6)	575,000		286,652	(7)
Executive Officer	1999	174,171		36,954		350,000		278

Peter M. Neupert (8)	2001	$182,692	(9)	$125,000		—		$177
Chairman of the Board of Directors and	2000	250,000		250,000	(10)	1,500,000		243
Former President and Chief Executive	1999	249,184		250,000		1,000,000		397
Officer

Robert A. Barton	2001	$173,077		$109,712	(11)	100,000		$117
Vice President of Finance and Chief	2000	133,261		20,652	(12)	325,000		70
Financial Officer	1999	88,462		15,529	(13)	10,000		34

Christopher G. Hauser (14)	2001	$174,231		$117,385	(15)	100,000		$335
Vice President of Operations	2000	158,915		27,658	(16)	350,000		230
	1999	57,635		6,340	(17)	125,000		88

Alesia L. Pinney (18)	2001	$167,885		$93,000	(19)	75,000		$117
Vice President, General Counsel and	2000	123,654		19,846	(20)	312,500		79
Secretary	1999	90,539		13,985	(21)	47,500		49

Sean P. Nolan (22)	2001	$158,846		$92,908		100,000		$106
Former Vice President and Chief	2000	151,635		31,202	(23)	400,000		83
Technology Officer	1999	90,016		—		10,000		22

(1)	Represents a premium paid for term life insurance for the benefit of the named executive officer.
(2)	Mr. Raman was appointed President and Chief Executive Officer of drugstore.com effective April 26, 2001.
(3)
Represents an annual base salary of $350,000 earned by Mr. Raman as Chief Executive Officer for the period beginning April 26, 2001, and ending December 30, 2001, and an annual base salary ranging from $225,000 to $245,000 earned by Mr. Raman prior to his appointment as Chief Executive Officer for the period beginning January 1, 2001, and ending April 25, 2001.

(4)
Includes the following bonuses earned by Mr. Raman in connection with his compensation package as Chief Executive Officer: a $75,000 signing bonus, a $350,000 bonus earned in 2001 but paid in 2002 and a $25,000 bonus earned in 2001 but to be paid on April 26, 2002. Also includes additional bonuses earned by Mr. Raman in 2001 totalling $112,500.

(5)
Includes a stock option for 1,000,000 shares granted to Mr. Raman in connection with his appointment as Chief Executive Officer and a stock option for 250,000 shares granted to Mr. Raman prior to his appointment as Chief Executive Officer.

(6)	Includes a $15,000 bonus earned in 2000 but paid in 2001.
(7)	Includes the forgiveness of a promissory note with principal and interest totaling $286,486.

(8)	Mr. Neupert resigned as an officer of drugstore.com effective April 26, 2001. Mr. Neupert remains an employee of drugstore.com and continues to serve as Chairman of the Board of Directors.
(9)
Represents an annual base salary of $250,000 earned by Mr. Neupert as Chief Executive Officer for the period beginning January 1, 2001, and ending April 26, 2001, and an annual base salary of $125,000 for the remainder of 2001.

(10)	This bonus was earned in 2000 but paid in 2001.
(11)	Includes a $21,875 bonus earned in 2001 but paid in 2002.
(12)	Includes a $9,000 bonus earned in 2000 but paid in 2001.
(13)	Includes a $7,221 bonus earned in 1999 but paid in 2000.
(14)	Mr. Hauser became an employee of drugstore.com effective July 23, 1999.
(15)	Includes a $21,875 bonus earned in 2001 but paid in 2002.
(16)	Includes a $12,375 bonus earned in 2000 but paid in 2001.
(17)	This bonus was earned in 1999 but paid in 2000.
(18)	Ms. Pinney became an employee of drugstore.com effective January 18, 1999.
(19)	Includes a $10,913 bonus earned in 2001 but paid in 2002.
(20)	Includes a $9,000 bonus earned in 2000 but paid in 2001.
(21)	Includes a $9,000 bonus earned in 1999 but paid in 2000.
(22)	Mr. Nolan resigned as an officer of drugstore.com effective December 28, 2001.
(23)	Includes a $12,375 bonus earned in 2000 but paid in 2001.

Option Grants

The following table provides summary information regarding stock options granted to the individuals named in the summary compensation table during the year ended December 30, 2001.

Option Grants in Last Fiscal Year

	Individual Grants		Exercise Price	Expiration Date
Name	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees in Fiscal Year (2)			Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term (3)
					5%	10%
Kal Raman	250,000	5.7%	$1.375	2/9/11	$216,183	$547,849
	1,000,000	23.0	1.530	4/26/11	962,209	2,483,426
Peter M. Neupert (4)	—	—	—	—	—	—
Robert A. Barton	100,000	2.3	1.375	2/9/11	86,473	219,140
Christopher G. Hauser	100,000	2.3	1.375	2/9/11	86,473	219,140
Alesia L. Pinney	75,000	1.7	1.375	2/9/11	64,855	164,355
Sean P. Nolan (5)	100,000	2.3	1.375	3/28/02	86,473	219,140

(1)
As long as the optionee maintains continuous employment with drugstore.com, options granted to the individuals above vest as follows: options granted to Mr. Raman, Mr. Barton, Mr. Hauser and Ms. Pinney with an expiration date of February 9, 2011, vest in equal installments every six months over a 30-month period; options granted to Mr. Raman with an expiration date of April 26, 2011, vest in equal monthly installments over a three-year period.

(2)	Based on an aggregate of 4,351,525 shares underlying options granted by drugstore.com during the fiscal year ended December 30, 2001, to our employees.
(3)
Potential realizable values are computed by multiplying the number of shares of common stock subject to a given option by the fair market value of the common stock on the date of grant, assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire ten-year term of the option and subtracting from that result the aggregate option exercise price. The 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future common stock prices.

(4)	Peter M. Neupert resigned as an officer of drugstore.com effective April 26, 2001.
(5)	Sean P. Nolan resigned as an officer of drugstore.com effective December 28, 2001.

Option Exercises and Holdings

The following table provides summary information concerning options exercised during the year ended December 30, 2001, and exercisable and unexercisable options held as of December 30, 2001, by the individuals named in the summary compensation table above.

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End (1)
Name			Unexercisable	Exercisable	Unexercisable	Exercisable
Kal Raman	30,000	$41,400	1,449,420	844,580	$665,786	$673,874
Peter M. Neupert (2)	—	—	1,385,116	1,114,884	432,000	1,008,000
Robert A. Barton	—	—	239,883	244,717	153,425	279,851
Christopher G. Hauser	—	—	313,299	261,701	130,800	212,700
Alesia L. Pinney	9,375	13,418	233,970	178,530	119,700	200,325
Sean P. Nolan (3)	—	—	—	285,135	—	319,404

(1)
Based on a value of $1.93 per share, the share price on December 28, 2001, the last day of trading before the end of the fiscal year, minus the per share exercise price, multiplied by the number of shares underlying the option.

(2)	Peter M. Neupert resigned as an officer of drugstore.com effective April 26, 2001.
(3)	Sean P. Nolan resigned as an officer of drugstore.com effective December 28, 2001.

Agreements with Named Executive Officers and Directors

Peter M. Neupert resigned as President and Chief Executive Officer of drugstore.com effective April 26, 2001. Under the terms of his offer letter dated May 21, 2001, Mr. Neupert, who continues to be an employee of drugstore.com, receives an annual base salary of $125,000 and is eligible to receive bonuses and standard employee benefits.

Kal Raman was appointed President and Chief Executive Officer of drugstore.com effective April 26, 2001. Under the terms of his offer letter dated May 21, 2001, Mr. Raman receives an annual base salary of $350,000, a one-time grant of stock options to purchase one million shares of the common stock of drugstore.com, a $75,000 signing bonus and a $25,000 bonus payable on April 26, 2002. In addition, Mr. Raman is eligible to receive a bonus of up to $350,000 annually and standard employee benefits.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreement with Vulcan Ventures

In May 1999, we issued a promissory note convertible into 2,266,289 shares of Series D preferred stock to Vulcan Ventures in exchange for $40 million in cash and an obligation by Vulcan Ventures to provide us with cable television advertising valued at $5 million (based on comparable transactions with unaffiliated third parties) through Charter Communications Holdings, LLC, one of its affiliates. The advertising will be expensed in the period in which the airtime is used. The promissory note was converted into 2,266,289 shares of Series D preferred stock in June 1999 (all of which was converted into common stock at the time of our IPO). William D. Savoy, President of Vulcan Ventures, became a director of drugstore.com in July 1999. As of April 10, 2002, we have received advertising services valued, in aggregate, at $50,000 of advertising services pursuant to this agreement. In the opinion of management, the valuation of such advertising services received by us to date has been fair and reasonable and was based on comparable transactions with unrelated third parties. During 2001, the Company extended the terms of the cable television advertising agreement by an additional year to June 2003 and reduced the advertising obligations to 2.5 million.

Agreement with Rite Aid

In June 1999, we entered into a strategic relationship with Rite Aid whereby customers are able to order refills of their existing Rite Aid prescriptions from us at our Web site and either use our standard delivery options or pick up the prescriptions at Rite Aid stores nationwide. In addition, Rite Aid and drugstore.com have agreed to promote each other’s services both online and offline, including a link from Rite Aid’s Web site to our Web site. As part of the relationship, both Rite Aid and drugstore.com agreed to certain exclusivity provisions that limit our ability to promote or affiliate with any other physical retail drugstore, prevent us from operating as a traditional physical drugstore and preclude Rite Aid from offering or selling products or services on the Internet other than through our Web site. Under the agreement, we are obligated to purchase all of our pharmaceutical requirements from Rite Aid, unless we are able to obtain better overall terms from another vendor. The agreement contains additional provisions providing for the licensing by Rite Aid to drugstore.com of information technology systems and the integration of the information technology and pharmacy systems of the two companies. This agreement extends for ten years but can be terminated for breach prior to such time. In connection with this relationship, Rite Aid acquired 9,334,746 shares of Series E preferred stock (all of which converted into common stock at the time of our initial public offering) for $7.6 million in cash and other additional consideration. Under the terms of the Fifth Amended and Restated Voting Agreement, Rite Aid has the right to nominate one member to our Board of Directors. Mary Sammons, Rite Aid’s President and Chief Operating Officer, served as a member of our Board of Directors from January 2000 until she resigned on August 30, 2001. Rite Aid has currently waived, but may in the future exercise, its right to nominate an individual to replace Ms. Sammons on our Board of Directors. As of April 10, 2002, Rite Aid owned approximately 11.8% of our outstanding common stock. Pursuant to our agreement with Rite Aid, during fiscal 2001, we purchased all of our pharmaceutical product requirements from Rite Aid. In the opinion of management, these purchases were made on terms that were fair and reasonable and as favorable to the Company as those which could have been obtained from unrelated third parties at the time of their execution.

Agreement with Amazon.com

On January 24, 2000, we entered into an agreement with Amazon.com to integrate various shopping features of our Web site and to create a persistent drugstore.com shopping presence on Amazon.com’s Web site. The agreement also covers various advertising and cross-promotion initiatives and obligates the parties to undertake the development of additional features designed to further integrate their Web sites, including with respect to search and browse capabilities and a shared shopping basket. We agreed to pay Amazon.com a total of $105 million over the three-year term of the agreement, of which $30 million was paid at the time the agreement was executed. In July 2000, we and Amazon.com agreed to reduce the minimum cash payments due over the three-year term of the agreement from $75.0 million to $30.0 million. We also agreed to pay additional amounts in cash if the advertising services exceed certain performance thresholds in the second and third year of the agreement. In connection with the amendment of the agreement, we issued to Amazon.com a fully vested, nonforfeitable and exercisable warrant to purchase 2.5 million shares of our common stock at $4.9375 per share. In June 2001, we further amended this agreement. The amendment changed the termination date of the agreement from April 2003 to June 2002 and revised the total consideration under the agreement from $67.3 million over 36 months, including stock consideration of $37.3 million and cash payments of $9 million. Jeffrey P. Bezos, one of our directors, is the Chairman of the Board of Directors, President and Chief Executive Officer of Amazon.com, which as of April 10, 2002, owned approximately 22.1% of our outstanding common stock. No further annual fees are due under the agreement; however, we remain obligated to pay additional amounts in cash if the advertising services exceed certain performance thresholds during the remaining term of the agreement.

Management Offer Letters

We have entered into agreements, based on offer letters, with Messrs. Raman and Neupert. See “Agreements with Named Executive Officers and Directors” for a description of the offer letters.

Approval of Future Transactions

All future transactions, including any loans from us to our officers, directors, principal stockholders or affiliates, will be approved by a majority of our Board of Directors, including a majority of the independent and disinterested members of the Board of Directors and, if required by law, a majority of disinterested stockholders.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Our Board of Directors, on the recommendation of our Audit Committee, has appointed Ernst & Young LLP as our independent auditors to audit our consolidated financial statements for fiscal year 2002. This appointment is being presented to the stockholders for ratification at the Annual Meeting. Ernst & Young LLP has served as our independent auditors since 1998. A representative of Ernst & Young LLP is expected to be present at the meeting and will be given the opportunity to make a statement, should he desire to do so, and is expected to be available to respond to appropriate questions from the stockholders.

Set forth below are the aggregate fees billed by Ernst & Young LLP for professional or other services rendered to the Company during the year ended December 30, 2001:

Audit Fees	$172,496
Other audit related fees, including fees for other accounting consultations	16,178
Financial Information Systems Design and Implementation Fees	0
All Other Fees	0

Because no services covered under the captions Financial Information Systems Design and Implementation Fees and All Other Fees were provided by Ernst & Young LLP during the year ended December 30, 2001, the Audit Committee has not considered whether the provision of such services is compatible with maintaining our auditors’ independence.

Our Board of Directors unanimously approved the appointment of Ernst & Young LLP as our independent auditors for fiscal 2002 and recommends that the stockholders vote FOR the ratification of the appointment of Ernst & Young LLP.

The affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting (at which a quorum is present) is required to ratify the Board of Directors’ selection of Ernst & Young LLP. If the appointment is not ratified, the Board of Directors will seek other independent auditors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, our directors, executive officers, and any persons holding more than ten percent of our common stock are required to report to the SEC and the Nasdaq National Market their initial ownership of our stock and any subsequent changes in that ownership. Based on a review of Forms 3, 4 and 5 under the Securities Exchange Act furnished to us, we believe that during fiscal year 2001, our officers, directors and holders of more than 10 percent of our common stock filed all Section 16(a) reports on a timely basis.

OTHER MATTERS

We know of no other matters that are likely to be brought before the Annual Meeting. If, however, other matters not now known or determined properly come before the Annual Meeting, the persons named as proxies in the enclosed proxy card or their substitutes will vote such proxy in accordance with their discretion with respect to such matters.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

If you want us to consider including a proposal in the proxy statement for the 2003 annual meeting of stockholders (the “2003 Annual Meeting”), you must deliver it in writing to us at drugstore.com, inc., 13920 Southeast Eastgate Way, Suite 300, Bellevue, Washington 98005, Attention: Secretary, by no later than January 1, 2003. All proposals must comply with the requirements of Rule 14a-8 under the Exchange Act in order to be considered for inclusion in next year’s proxy statement.

In addition, our Amended and Restated Bylaws include advance notice provisions that require stockholders desiring to bring nominations or other business before an annual stockholders’ meeting to do so in accordance with the terms of these provisions. These advance notice provisions require that, among other things, stockholders give timely written notice to our Secretary not more than 120, or less than 90, calendar days prior to the date on which the annual meeting for the immediately preceding year occurred, as determined under our Amended and Restated Bylaws. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

The proxies for the 2003 Annual Meeting may, pursuant to Rule 14a-4(c) promulgated under the Exchange Act, exercise discretionary authority to vote on any proposal to be voted on at the 2003 Annual Meeting of which the Company does not receive notice (i) on or before March 17, 2003, or (ii) a reasonable time before the Company mails its proxy materials for the 2003 Annual Meeting, if the date of the 2003 Annual Meeting changes by more than 30 days from the date of this year’s Annual Meeting. Further, the proxies for the 2003 Annual Meeting may exercise discretionary authority to vote on any stockholder proposal that was received in a timely manner, as described in the preceding paragraph, but that the Company has omitted from the proxy statement for the 2003 Annual Meeting pursuant to the rules of the Exchange Act.

ANNUAL REPORT

A copy of our combined annual report to stockholders and annual report on Form 10-K for the fiscal year ended December 30, 2001, accompanies this Proxy Statement. An additional copy will be furnished without charge to beneficial stockholders or stockholders of record upon request to Robert A. Barton, Vice President of Finance and Chief Financial Officer of drugstore.com, inc., 13920 Southeast Eastgate Way, Suite 300, Bellevue, Washington 98005 or upon calling (425) 372-3200.

By	Order of the Board of Directors

Ale	sia L. Pinney
Vice	President, General Counsel
and	Secretary

Bellevue, Washington
April 19, 2002

APPENDIX A

CHARTER FOR THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

(as amended and restated effective as of March 26, 2002)

Purpose

The purpose of the Audit Committee established pursuant to this charter is to assist the Board of Directors in fulfilling its responsibility for oversight of the accounting, internal and external auditing and financial reporting practices of the Company. The Audit Committee is empowered to investigate any matter brought to its attention within the scope of its responsibilities and may retain counsel and other experts to assist with any such investigation. It is the responsibility of the Audit Committee to maintain free and open means of communication between the Board of Directors, the independent auditors and the Company’s management. The Audit Committee shall have a clear understanding with the Company’s management and the Board of Directors that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Company’s stockholders.

Membership

The Audit Committee shall consist of at least three directors who are financially literate and generally knowledgeable in auditing matters, including at least one member with accounting or related financial management experience, and shall designate one member as chairperson of the committee. Members of the Audit Committee shall be “independent” of the Company’s management and free of any relationships that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as an Audit Committee member. For the purposes hereof, “independent” shall mean a director who meets the National Association of Securities Dealers, Inc. definition of “independence”.

Responsibilities

The Audit Committee’s primary responsibilities include:

•
Reviewing and recommending the independent auditors to be appointed. In doing so, the Audit Committee will request written confirmation from the auditors to be appointed that they are in fact independent and will discuss with them any relationship that may impact their independence, and based on such review and discussion assess the independence of such accountants.

•
Reviewing and discussing with the independent auditors their audit procedures, including the scope, fees and timing of the audit and at the conclusion of the audit, reviewing the audit reports, including any accompanying management letters, any reports of the outside auditors with respect to interim periods and any comments or recommendations of the independent auditors.

•
Providing sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present to discuss, amount other things, the independent auditors’ evaluation of the Company’s financial and accounting personnel and the cooperation the independent auditors received during the course of the audit.

•
Reviewing, the adequacy and effectiveness of the Company’s internal accounting and financial controls and any recommendations for their improvement with the independent auditors, management and internal financial and accounting personnel. The Audit Committee shall focus particularly on the adequacy of the internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

A-1

•
Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include consideration of the quality of the Company’s accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate.

•
Determining that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented in the annual report to the stockholders and Form 10-K to be filed with the Securities and Exchange Commission, and recommending to the Board of Directors whether, based on the discussions with management and the internal auditors and the reviews outlined above, the financial statements should be included in the annual report and the Form 10-K.

•	Reviewing the quarterly financial information and press release with management and the independent auditors prior to the Company’s filing of Form 10-Q and quarterly earnings announcement.

•	Reviewing and discussing the status of pending litigation, taxation matters and other contingent liabilities and compliance matters as may be appropriate with management.

•
Reviewing and discussing with management and the outside auditors the accounting policies which may be viewed as critical and review and discuss any significant changes in the accounting policies of the Company and accounting and financial reporting proposals that may have a significant impact on the Company’s financial reports.

•
Establishing policies and procedures for engaging the independent auditors to provide non-audit services and assess whether the performance of such non-audit services is compatible with such auditors’ independence.

Meetings

The Audit Committee shall meet as often as may be deemed necessary or appropriate, in its judgment, generally at least four (4) times a year, either telephonically or in person. A majority of the members of the Audit Committee shall constitute a quorum thereof. The Audit Committee shall meet with the internal auditors and senior internal financial and accounting personnel at least once a year. The Audit Committee shall report to the Board of Directors with respect to its meetings.

Outside Advisers and Consultants

The Audit Committee shall have the authority to engage outside experts, legal counsel and any other advisers it deems necessary to assist the committee in the performance of its responsibilities and duties.

A-2

PROXY

drugstore.com, inc.

PROXY FOR 2002 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF DRUGSTORE.COM, INC.

The undersigned stockholder of drugstore.com, inc., a Delaware corporation (the “Company”), hereby appoints Peter M. Neupert and Alesia L. Pinney as proxies for the undersigned, with full power of substitution, to attend the 2002 Annual Meeting of Stockholders of the Company to be held on Wednesday, June 12, 2002 at 9:00 a.m., Pacific Time, at the Bellevue Club, Olympic Suite A, 11200 SE 6th Street, Bellevue, Washington 98004, and at any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting, with the same effect as if the undersigned were present. The undersigned hereby revokes any proxy previously given with respect to such shares.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR the nominees for directors and FOR the proposal.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

SEE REVERSE SIDE	SEE REVERSE SIDE

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THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR AND FOR THE FOLLOWING PROPOSAL AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
☒	Please mark votes as in this example.

		FOR THE NOMINEES	WITHHELD FROM THE NOMINEES		FOR	AGAINST	ABSTAIN
1. Election of Directors Nominees:		☐	☐	2. Ratification of appointment by the Company’s Board of Directors of Ernst & Young LLP to serve as the Company’s independent auditors for the fiscal year 2002.	☐	☐	☐
01 Peter M. Neupert	05 L. John Doerr
02 Kal Raman	06 Melinda French Gates
03 Jeffrey P. Bezos	07 Dan Levitan
04 Brook H. Byers	08 William D. Savoy

INSTRUCTION: To withhold authority to vote for any
nominee, write that nominee’s name in the space below.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW	☐

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

Signature(s): ______________________________________________________________________________   Date: _______________

Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing an an attorney, executor, Trustees, guardians, and administrators should sign in their official capacity, giving their full title as such. Partnerships should sign in the partnership name by the authorized person(s).

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